UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 15, 2009

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 29, 2009, Cano Petroleum, Inc. (the “Company” or “Cano”) and Resaca Exploitation, Inc., a Texas corporation (“Resaca”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Resaca and Resaca Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Resaca (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Resaca.  The Merger Agreement was attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the Securities Exchange Commission on October 1, 2009.

The Company entered into Stock Voting Agreements with the following holders (collectively, the “Preferred Holders”) of Cano’s Series D Convertible Preferred Stock (the “Preferred Stock”) on the dates as follows: Trapeze Capital Corp. on Behalf of Managed Accounts on October 15, 2009, Trapeze Asset Management Inc. on Behalf of Managed Accounts on October 15, 2009, Kellogg Capital Markets LLC on October 15, 2009, Investcorp Interlachen Multi-Strategy Master Fund Limited on October 16, 2009, and O’Connor Pipes Corporate Strategies Master Limited on October 20, 2009.  As previously reported, the Company also entered into a Stock Voting Agreement with D. E. Shaw Laminar Portfolios, L.L.C. (“D. E. Shaw”) on September 29, 2009.  In the aggregate, the Preferred Holders and D. E. Shaw own approximately 75% of the Preferred Stock.  Each Stock Voting Agreement contains the same terms and provides, among other things, that each of the Preferred Holders will vote all its shares of Company stock (a) in favor of an amendment to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company (the “Series D Amendment”), (b) in favor of adoption of the Merger Agreement, and (c) in accordance with the recommendation of the Board of Directors of the Company in connection with any Target Acquisition Proposal (as such term is defined in the Merger Agreement).  The Series D Amendment generally provides that the holders of Preferred Stock shall have no rights arising from the proposed Merger with Resaca (including any right to require the Company to redeem their shares of Preferred Stock) other than the right to receive the merger consideration specified in the Merger Agreement.  To be effective, the Series D Amendment must be approved by the holders of a majority of the shares of Preferred Stock, voting as a separate class, and by the holders of a majority of the shares of the Company’s common stock, voting as a separate class, and then filed by the Company with the Secretary of State of Delaware.

On October 20, 2009, the Company entered into a Stock Voting Agreement with S. Jeffrey Johnson, Cano’s Chief Executive Officer and a member of the Company’s board of directors, which provides, among other things, that Mr. Johnson will vote all of his shares of Company stock in favor of the Series D Amendment.   Mr. Johnson owns approximately 3.7% of the Preferred Stock. The Preferred Holders, D. E. Shaw and Mr. Johnson collectively own approximately 78.7% of the Preferred Stock.

Each of the Preferred Holders and Mr. Johnson also agreed to deliver an irrevocable proxy to the Company and not to transfer any of their shares of Company stock during the terms of their respective Stock Voting Agreements.  The Stock Voting Agreements will terminate on the earlier of (a) the effective time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, (c) any amendment, modification or supplement to the Merger Agreement or any waiver by any party thereto that is adverse to the interests of the applicable Preferred Holder or Mr. Johnson without the prior written consent of such Preferred Holder or Mr. Johnson, as applicable, and (d) the failure of Resaca to assume certain of the Company’s obligations with respect to the Preferred Stock.

The form of Stock Voting Agreement entered into by the Preferred Holders is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The form of Stock Voting Agreement entered into by Mr. Johnson is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Stock Voting Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the forms of Stock Voting Agreement.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Resaca and Cano. In connection with the proposed transaction, Resaca and Cano plan to (a) file documents with the SEC, including the filing by Resaca of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, (b) publish an admission document for the purpose of admitting the issued common stock of the enlarged group to trading on the AIM Market of the London Stock Exchange (“AIM”) and (c) file with AIM and the SEC other necessary documents regarding the proposed transaction. Investors and security holders of Resaca and Cano are urged to carefully read the Joint Proxy Statement/Prospectus and AIM admission document (when available) and other documents filed with AIM and the SEC by Resaca and Cano because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC by contacting Resaca Investor Relations at (713) 753-1441 or Cano Investor Relations at (817) 698-0900. Investors and security holders may obtain free copies of the documents filed with the SEC and published in connection with the admission to AIM on Resaca’s website at www.resacaexploitation.com or Cano’s website at www.canopetro.com.  Information filed with the SEC will be available on the SEC’s website at www.sec.gov.  Resaca, Cano and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus and AIM admission document described above. Additional information regarding the directors and executive officers of Resaca is also included in Resaca’s website.  Additional information regarding the directors and executive officers of Cano is also included in Cano’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on December 3, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of Stock Voting Agreement entered into by the Preferred Holders.

	10.2	Form of Stock Voting Agreement entered into by S. Jeffrey Johnson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: October 21, 2009
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Stock Voting Agreement entered into by the Preferred Holders.

10.2	Form of Stock Voting Agreement entered into by S. Jeffrey Johnson.